EXHIBIT 1(d)

                            MERCURY V.I. FUNDS, INC.

                              ARTICLES OF AMENDMENT

            MERCURY V.I. FUNDS, INC., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Article IV, paragraph (1) of the Charter of the Corporation is hereby amended to change the name of one of the series of the Corporation from MERRILL LYNCH LARGE CAP GROWTH FOCUS FUND to MERRILL LYNCH LARGE CAP GROWTH V.I. FUND.

      SECOND: The foregoing amendment of the Charter of the Corporation as hereinabove set forth was approved by a majority of the entire Board of Directors of the Corporation and is limited to changes expressly authorized by
Section 2-605 of Maryland General Corporation Law to be made without action by the stockholders. The foregoing amendment does not change the aggregate number of shares of capital stock (nor the aggregate number of shares of any Series or Class) that the Corporation has authority to issue nor the aggregate par value of shares of capital stock that the Corporation has authority to issue.

      IN WITNESS WHEREOF: MERCURY V.I. FUNDS, INC., has caused these presents to be signed in its name on its behalf by its Vice President and witnessed by its Secretary on April 18, 2002.

                                                    MERCURY V.I. FUNDS, INC.

                                                By: /s/  Donald C. Burke
                                                    ----------------------------
                                                    Donald C. Burke
                                                    Vice President and Treasurer

Witness:

/s/ Stephen M. Benham
---------------------
Stephen M. Benham
Secretary


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            THE  UNDERSIGNED,  Vice President of MERCURY V.I.  FUNDS,  INC., who
executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                                    /s/  Donald C. Burke
                                                    ----------------------------
                                                    Donald C. Burke
                                                    Vice President and Treasurer


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